Filed pursuant to Rule 433
Registration Statement Nos. 333-162193 and 333-162193-01

Markets from RBS - COM  Page 1 of 1

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Individual Investors

RBS ETNs are listed and traded on a U.S. securities exchange, and can be bought and sold during trading hours. You can get more information about RBS ETNs through your broker, your financial advisor or an online trading platform.

Financial Professionals

For more information on the RBS US Large Cap  TrendpilotTM  ETNs please contact:
1-877-506-3877

The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. have filed a registration statement (including a prospectus) with the U.S. Securities and
Exchange Commission (SEC) for the offerings of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS N.V. and RBS Holdings
N.V., and the relevant offerings. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS N.V.,
RBS Holdings N.V., RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the prospectus, prospectus supplement and the relevant pricing supplement at no charge if you request it by calling
1-866-747-4332.

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